Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated November 8, 2001 on our review of interim financial information of Protective Life Insurance Company (the "Company") as of and for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is included in this Registration Statement on Form S-6.

Yours very truly,

PricewaterhouseCoopers LLP
Birmingham, Alabama
February 27, 2002